UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2022

DTRT HEALTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40774	86-3336784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 West 22nd Street, Tower Floor

Oak Brook, IL 60523

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 316-5473

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DTRTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DTRT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DTRTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 28, 2022, DTRT Health Acquisition Corp., a Delaware corporation (“DTRT” or the “Company”), entered into an agreement and plan of merger by and among DTRT, Grizzly New Pubco, Inc. (“New Pubco”), a wholly owned subsidiary of DTRT, Grizzly Merger Sub, Inc., a wholly owned subsidiary of New Pubco (“Grizzly Merger Sub”), Consumer Direct Holdings, Inc., a Montana corporation (“CDH”) and the Pre-Closing Holder Representative (as defined therein) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement has been unanimously approved by DTRT’s and CDH’s board of directors and adopted by CDH’s shareholders. If the Merger Agreement is approved by DTRT’s stockholders and the transactions contemplated by the Merger Agreement are consummated, the CDH shareholders will form a Delaware corporation (“Newco”) and contribute all of the issued and outstanding shares of CDH common stock to Newco in exchange for shares of Newco common stock. Grizzly Merger Sub will merge with and into DTRT, DTRT stockholders will receive shares of New Pubco common stock in exchange for their shares of DTRT common stock and New Pubco private placement warrants in exchange for their DTRT private placement warrants, and DTRT will be the surviving entity in the merger as a wholly owned subsidiary of New Pubco (the “First Merger”), and immediately following the First Merger, DTRT will convert into an limited liability company (the “Conversion”). Following the First Merger and the Conversion, Newco will merge with and into New Pubco, with New Pubco surviving the merger (the “Second Merger” and together with the First Merger and all other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, New Pubco will be renamed “Consumer Direct Care Network, Inc.” (“CDCN”). The board of directors of the post-closing public entity, CDCN, will be comprised of a total of seven (7) directors, five (5) of whom will be nominated by the pre-closing shareholders of CDH and two (2) of whom will be nominated by the Sponsor.

In connection with the First Merger and without any further action on the part of any party, each share of Class A common stock and Class B common stock of DTRT will be converted into one share of common stock of New Pubco, and each DTRT private placement warrant and public warrant will be converted into one private placement warrant of New Pubco and one public warrant of New Pubco, respectively, each exercisable for one share of New Pubco common stock.

Under the Merger Agreement, in connection with the Second Merger, DTRT has agreed to indirectly acquire all of the outstanding equity interests of CDH for approximately $527 million in aggregate consideration, subject to specified adjustments, which will be paid at the effective time of the Business Combination. Such consideration will be paid in cash and shares of common stock of New Pubco, calculated based on the per share merger consideration value formula as set forth in the Merger Agreement and, in the case of the shares of common stock of New Pubco, calculated based on a price of $10.20 per share (the “Closing Price”). The cash consideration is expected to be $118.35 million, less certain advisor expenses, and the remainder of the aggregate consideration will be paid in shares of common stock of New Pubco. The stock consideration is subject to the following adjustments: (i) an increase for CDH’s cash on hand as of closing; (ii) a decrease for CDH’s indebtedness as of Closing; (iii) a decrease for certain advisor expenses; (iv) an increase or decrease for CDH’s working capital as compared to a working capital target; (v) an increase or decrease for the amount by which CDH’s transaction expenses are less than (or greater than) $7 million; and (vi) an increase for credited expenses paid by CDH.

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of CDH, DTRT, Grizzly Merger Sub and New Pubco prior to the closing of the Business Combination.

The closing of the Business Combination is subject to certain customary conditions, including, among other things: (i) approval by DTRT’s stockholders of the proposals being presented at the special meeting, (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of a material adverse regulatory event by a governmental entity that enjoins, prohibits or makes illegal the consummation of the Business Combination, (iv) DTRT obtaining financing satisfactory to CDH, (v) certain contracts of CDH and its subsidiaries that have been agreed to between the parties being in full force and effect and (vi) the approval of listing of the shares of New Pubco common stock on one of the Nasdaq market tiers.

The Merger Agreement may be terminated by DTRT or CDH under certain circumstances, including, among others, (i) by written consent of DTRT and CDH, (ii) by either DTRT or CDH if the effective time of the Second Merger has not occurred within 270 days following the date of the Merger Agreement, (iii) by DTRT or CDH if DTRT has not obtained the required approval of its stockholders at the special meeting, and (iv) by CDH if CDH’s board of directors withdraws its recommendation of the adoption of the Second Merger by the CDH shareholders.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about DTRT, CDH or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Certain Related Agreements

Registration Rights Agreement

At the closing of the Business Combination, New Pubco, DTRT, DTRT Health Sponsor LLC (the “Sponsor”), certain members of the Sponsor (the “Sponsor Members”) and the holders of CDH capital stock (the “CDH shareholders” and together with the Sponsor and the Sponsor Members, the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, New Pubco will be obligated to file a registration statement to register the resale of certain securities of the New Pubco held by such Holders. In addition, such Holders may make a written demand to New Pubco for an underwritten offering at any time after the three hundred seventy-fifth (375th) day following the consummation of the Business Combination (or such earlier time in the event that the demand is with respect to greater than 65% of the registrable securities and New Pubco has obtained the prior written consent of the Sponsor). The Registration Rights Agreement will also provide such Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Sponsor Agreement

In connection with the execution of the Merger Agreement, the Sponsor entered into an agreement (the “Sponsor Agreement”) with DTRT, New Pubco and CDH, pursuant to which the Sponsor agreed, among other things, to vote all shares of DTRT common stock beneficially owned by it in favor of each of the proposals at the Special Meeting and against any proposal that would impede the consummation of the Business Combination.

The Sponsor also agreed that it would comply with and fully perform its obligations set forth in a Voting Letter Agreement, dated September 1, 2021 (the “Voting Letter Agreement”), including its obligation not to redeem any shares of DTRT Class A common stock or DTRT Class B common stock owned by it in connection with the transactions. The Sponsor further agreed not to permit any amendment or modification or consent to the termination of certain contracts, including the Voting Letter Agreement, and to comply with the transfer restrictions set forth in the Voting Letter Agreement irrespective of any release or waiver thereof.

The Sponsor Agreement provides that the Sponsor will not redeem any shares of DTRT common stock.

Stockholders Agreement

In connection with the execution of the Merger Agreement, New Pubco entered into a Stockholders Agreement (each, a “Stockholders Agreement”) with each of the CDH shareholders. Pursuant to the Stockholders Agreement, CDH shareholders agreed, among other things, to: (i) keep the confidential information of CDH confidential; (ii) not compete with CDH for five (5)

years following the closing in the states in which CDH is operating, or is demonstrably considering operating in, as of the closing; (iii) not solicit employees, customers or suppliers of CDH for five (5) years following the closing; and (iv) not disparage CDH, any subsidiaries of CDH, DTRT or New Pubco. In addition, each CDH shareholder made certain representations and warranties to New Pubco, including, among other representations and warranties, with respect to ownership of the shares of CDH common stock, absence of liens on the shares of CDH common stock, voting power over the shares of CDH common stock, and ability to enter into the Stockholders Agreement.

In addition, as of and contingent upon the Closing, each CDH shareholder will release and discharge CDH, New Pubco, and DTRT and their respective subsidiaries from any claims solely to the extent arising from or related to such CDH shareholder’s ownership of the shares of CDH common stock prior to closing, subject to certain limitations of the release included in the Stockholders Agreement.

Each Stockholders Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by each of the parties to such Stockholders Agreement.

Notwithstanding anything to the contrary contained in the Stockholders Agreement, in the event the Merger Agreement is terminated in accordance with its terms prior to the Closing, the Stockholders Agreement and all rights and obligations of the parties thereto will automatically terminate and be of no further force and effect.

Equity Exchange Agreement

In connection with the execution of the Merger Agreement, New Pubco entered into an Equity Exchange Agreement (the “Equity Exchange Agreement”) with CDH and Home Care Workers Purpose Trust, a Delaware Noncharitable Purpose Trust (“HCT”). HCT owns a twenty percent (20%) limited liability company interest in Consumer Direct Care Washington, LLC, a Washington limited liability company (“CD Washington”), and CDH owns an eighty percent (80%) limited liability company interest in CD Washington. Pursuant to the Equity Exchange Agreement, HCT will transfer its interest in CD Washington to New Pubco, which New Pubco will contribute to CDH, with CDH becoming the sole member of CD Washington effective as of closing.

In exchange for HCT’s transfer of its interest in CD Washington to New Pubco, New Pubco will issue to HCT 430,000 shares of New Pubco common stock and has entered into a Management Services Agreement pursuant to which HCT will, following the closing, continue to provide management services to CD Washington in exchange for a monthly management fee equal to $0.50 multiplied by the number of active CD Washington employees employed as an individual provider. Each of (i) a business plan for CD Washington for the five-year period beginning on December 31, 2022, (ii) an annual budget for items with respect to the workforce development item(s) of the Business Purposes (as defined in the Management Services Agreement) for each fiscal year of CD Washington, by January 31 of the fiscal year to which such budget relates, and (iii) an annual operating budget for each fiscal year of CD Washington, by January 31 of the fiscal year to which the annual operating budget relates, will be subject to approval by the CD Washington board of managers with the written consent of a majority of the HCT managers then on the CD Washington board of managers before becoming effective.

Pursuant to the Equity Exchange Agreement, New Pubco agreed to file with the SEC, within thirty (30) days after Closing, a registration statement on Form S-1 registering the resale of the shares of New Pubco common stock issued to HCT pursuant to the Equity Exchange Agreement. In addition, HCT released New Pubco, CDH and CD Washington from any claims that HCT has against New Pubco, CDH or CD Washington under the operating agreement of CD Washington or otherwise to the extent that such claims under CD Washington’s operating agreement or that arise from or relate to HCT’s ownership of equity in CD Washington prior to the closing of the transactions under the Equity Exchange Agreement, subject to certain limitations of the release included in the Equity Exchange Agreement.

Lockup Agreement

In connection with the execution of the Merger Agreement, the CDH shareholders, the Sponsor and DTRT have entered into a lockup agreement (the “Lockup Agreement”). Pursuant to the Lockup Agreement, none of the Sponsor nor any of the CDH shareholders may, with limited exceptions, transfer New Pubco common stock until the earliest of (i) 365 days after (and excluding) the date of closing, (ii) the date on which the last reported sale price of New Pubco common stock equals or exceeds $12.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 151 days after the date of closing (provided, that any sales prior to the date that is 365 after (and excluding) the closing may only be to purchasers who do not constitute affiliates of New Pubco), and (iii) subsequent to the date of closing, the date on which New Pubco completes a liquidation, merger, tender offer, capital stock exchange, reorganization, bankruptcy or other similar transaction that results in a change of greater than 50% of the total voting stock of New Pubco. Additionally, pursuant to the Lockup Agreement, each of the Sponsor and the CDH shareholders may not, with limited exceptions, transfer New Pubco warrants from the date of closing until the end of the 30th day after the closing. Following the closing, approximately 71% of shares of New Pubco common stock (assuming no redemptions) will be subject to lockup restrictions, including 5,750,000 shares of New Pubco common stock subject to lockup restrictions in accordance with the terms of the Voting Letter Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to, and qualified in their entirety by reference to, the Merger Agreement, the form of Registration Rights Agreement, the Sponsor Agreement, the form of Stockholders Agreement, the Equity Exchange Agreement and the Lockup Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and the terms of which are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. Certain of the shares of New Pubco common stock issuable in connection with the transactions contemplated by the Business Combination may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2022, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the DTRT Class A common stock and DTRT Class B common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Merger Agreement, the Company and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: DTRT Health Acquisition Corp., 1415 West 22nd Street, Tower Floor, Oak Brook, IL 60523, Attention: Don Klink, Chief Financial Officer, (312) 316-5473.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2021, which was filed with the SEC on April 1, 2022, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to DTRT Health Acquisition Corp., 1415 West 22nd Street, Tower Floor, Oak Brook, IL 60523, Attention: Don Klink, Chief Financial Officer, (312) 316-5473. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

CDH and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and CDH’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and CDH’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and CDH’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (ii) the outcome of any legal proceedings that may be instituted against the Company, CDH, CDCN or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (iii) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of the Company or CDH; (iv) the inability of CDH to satisfy other conditions to closing; (v) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (vi) the ability to meet stock exchange listing standards in connection with and following the consummation of the proposed Business Combination; (vii) the risk that the proposed Business Combination disrupts current plans and operations of CDH as a result of the announcement and consummation of the proposed Business Combination; (viii) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of CDCN to grow and manage growth profitably, the ability of CDCN to maintain relationships with customers, suppliers, labor unions and other organizations that have a role in the business of CDH and the ability of CDCN to retain its management and key employees; (ix) costs related to the Business Combination; (x) changes in applicable laws or regulations, including those affecting in-home healthcare; (xi) the possibility that CDH or CDCN may be adversely affected by other economic, business, regulatory, and/or competitive factors; (xii) CDH’s estimates of expenses and profitability; (xiii) the evolution of the markets in which CDH competes; (xiv) the ability of CDH to implement its strategic initiatives and continue to innovate its existing offerings; (xv) the ability of CDH to satisfy regulatory requirements; (xvi) the impact of the COVID-19 pandemic on CDH’s and CDCN’s business; and (xvii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on April 1, 2022, and other risks and uncertainties indicated from time to time in the definitive proxy statement to be delivered to the Company’s stockholders and the related registration statement on Form S-4, including those set forth under “Risk Factors” therein, and other documents to be filed with the SEC by the Company. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

2.1†	Merger Agreement, dated as of September 28, 2022, by and among DTRT Health Acquisition Corp., Grizzly New Pubco, Inc., Grizzly Merger Sub, Inc. and Consumer Direct Holdings, Inc.

10.1	Form of Registration Rights Agreement by and among DTRT Health Acquisition Corp., DTRT Health Sponsor LLC, certain members of DTRT Health Sponsor LLC and the shareholders of Consumer Direct Holdings, Inc.

10.2	Sponsor Agreement, dated as of September 28, 2022, by and among DTRT Health Acquisition Corp., Grizzly New Pubco, Inc. and Consumer Direct Holdings, Inc.

10.3	Form of Stockholders Agreement by and among Grizzly New Pubco, Inc. and each of the shareholders of Consumer Direct Holdings, Inc.

10.4	Equity Exchange Agreement, dated as of September 12, 2022, by and among Consumer Direct Care Washington, LLC, Consumer Direct Holdings, Inc., Grizzly New Pubco, Inc. and Home Care Workers Purpose Trust.

10.5	Lockup Agreement, dated as of September 28, 2022, by and among certain shareholders of Consumer Direct Holdings, Inc., DTRT Health Sponsor LLC and DTRT Health Acquisition Corp.

99.1	Press Release, dated September 29, 2022.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTRT HEALTH ACQUISITION CORP.

	By:	/s/ Mark Heaney
	Name:	Mark Heaney
	Title:	Chief Executive Officer

Date: September 29, 2022